Exhibit 99.1
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Members of Sane Solutions, LLC:
We have audited the balance sheets of Sane Solutions, LLC (the “Company”) as of December 31, 2004 and 2005, and related statements of operations, changes in members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of Sane Solutions, LLC as of December 31, 2004 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Stowe & Degon, LLP
March 31, 2006
Worcester, Massachusetts

Sane Solutions, LLC
Balance Sheets
(in thousands)

	December 31,	December 31,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$653	$923
Accounts receivable, net of allowance of $15 and $28, respectively	777	784
Prepaid expenses and other current assets	54	69

Total current assets	1,484	1,776
Property and equipment, net	209	191

Total assets	$1,693	$1,967

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued expenses	160	355
Due to former member — short term	50	—
Deferred revenue	1,056	1,129

Total current liabilities	1,266	1,484

Due to former member — long term	120	—

Members’ equity	307	483

Total liabilities and members’ equity	$1,693	$1,967

See notes to financial statements.

Sane Solutions, LLC
Statements of Operations and Changes in Members’ Equity
(in thousands)

	Year Ended December 31,
	2004	2005

Revenue:
License	$2,706	$3,039
Maintenance and services	2,140	2,881

Total revenue	4,846	5,920

Cost of revenue:
License	152	121
Maintenance and services	311	592

Total cost of revenue	463	713

Gross profit	4,383	5,207

Operating expenses:
Sales and marketing	1,747	2,249
Research and development	842	1,115
General and administrative	744	1,113

Total operating expenses	3,333	4,477

Income from operations	1,050	730

Other income (expense):
Interest income	8	10
Interest expense	(14)	(4)

Total other income, net	(6)	6

Net income	1,044	736

Members’ equity, beginning of year	580	307
Distributions	(1,317)	(560)

Members’ equity, end of year	$307	$483

See notes to financial statements.

Sane Solutions, LLC
Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2004	2005

Cash flows from operating activities:
Net income	$1,044	$736
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50	74
Changes in current assets and liabilities:
Accounts receivable	(293)	(7)
Prepaid expenses and other assets	(52)	(15)
Accounts payable and accrued expenses	26	195
Deferred revenue	347	73

Net cash provided by operating activities	1,122	1,056

Cash flows from investing activities:
Purchases of property and equipment, net of acquisition	(130)	(56)

Net cash used in investing activities	(130)	(56)

Cash flows from financing activities:
Repayments on debt due to former member	(45)	(170)
Member distributions	(1,317)	(560)

Net cash used in financing activities	(1,362)	(730)

Net (decrease) increase in cash and cash equivalents	(370)	270
Cash and cash equivalents at beginning of period	1,023	653

Cash and cash equivalents at end of period	$653	$923

Supplemental disclosure of cash flow information:

Cash paid for interest	$15	$5

See notes on financial statements.

Sane Solutions, LLC
Notes to Financial Statements
Years Ended December 31, 2004 and 2005
(dollars in thousands)
1. SUMMARY OF BUSINESS
Nature of operations — Sane Solutions, LLC (“Sane” or the “Company”), is a provider of web analytics software and services to Global 2000 corporations, educational institutions, government agencies, and internet service providers. Sane’s NetTracker line of web analytic solutions enable click stream path analysis for insight into marketing program success, product interests, visitor retention and conversion patterns, web content quality, and referral tracking. NetTracker is primarily offered as a licensed product but is also delivered by partners in a service model. The product, available in five languages, is sold worldwide.
The Company was formed under the provisions of the “Rhode Island Limited Liability Company Act”. In accordance with the Company’s operating agreement; the liability of the members shall be limited to the capital contributions as provided for in the agreement, members shall not have any other liability to contribute with respect to the liabilities or obligations of the Company, nor shall the members be personally liable for any obligations of the Company.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and equivalents— Liquid investments, with a maturity of three months or less when purchased, have been classified as cash equivalents.
Concentration of credit risk — Financial instruments that potentially subject the Company to concentrations of credit risks consist primarily of accounts receivable. Credit is granted to customers in the ordinary course of business. Credit risk arising from accounts receivable is minimized based on evaluation of each customer’s financial condition and credit history. The Company estimates and records an allowance for doubtful accounts based on knowledge of the customers credit history and current economic conditions. The Company’s policy is to write-off uncollectible receivables against the allowance for doubtful accounts after significant measures have failed to result in the collection of such receivables. The allowance for doubtful accounts is management’s best estimate of uncollectible accounts receivable. As of December 31, 2004 and 2005, the Company has accounts receivables in excess of ninety days of $22 and $34, respectively.
The Company maintains cash balances at a local bank. At times during 2004 and 2005 and at December 31, 2004 and 2005, the Company’s cash balance deposited with the financial institution exceeded federal insurance coverage. However, these funds are deposited with highly credit-rated financial institution.
Property and equipment — Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets.
Advertising — The Company expenses advertising costs as incurred. During 2004 and 2005, the Company incurred advertising expenses of $128 and $260, respectively.

Sane Solutions, LLC
Notes to Financial Statements
Years Ended December 31, 2004 and 2005
(dollars in thousands)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Revenue recognition — Revenue consists principally of software license, support, consulting and training fees. The Company recognizes revenue using the residual method in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with Respect to Certain Transactions. Revenue is recognized in a multiple element arrangement in which company-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but may not exist for one or more of the delivered elements in the arrangement. Company specific objective evidence of fair value of support and other services is based on the Company’s customary pricing for such support and services when sold separately. At the outset of a customer arrangement, the Company defers revenue for the fair value of its undelivered elements (e.g. support, consulting, and training) and recognizes revenue for the fee attributable to the elements initially delivered (i.e., software) when the basics criteria in SOP 97-2 have been met. If such evidence of fair value for each undelivered element does not exist, all revenue is deferred until such time that evidence of fair value does exist or until all elements of the arrangement are delivered.
Under SOP 97-2, revenue attributable to an element in a customer arrangement is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, collectibility is probable and the arrangement does not require services that are essential to the functionality of the software.
The Company allocates revenue to each element in software arrangements involving multiple elements based on the relative fair value of each element. The Company’s determination of fair value of each element is based on vendor specific objective of fair value (“VSOE”).
The Company limits its assessment of VSOE for each element to the price charged when the same element is sold separately. The Company has sufficient VSOE to allocate revenue to the support and professional services components including consulting and training services of its license arrangements. The Company sells its professional services separately and has established VSOE on this basis. VSOE for support is determined based upon the customers’ annual renewal rates. Therefore, if all other revenue recognition criteria are met, revenue from software licenses is recognized upon delivery using the residual method in accordance with SOP 98-9, and revenue from support agreements are deferred and recognized ratably over the term of the support agreement. Support contracts are typically priced based on a percentage of license fees and have a one-year term. Services provided to customers under support agreements include technical support and unspecified product upgrades.
Basis of presentation and use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.
Income taxes — No income tax expense has been recorded in the financial statements, as the Company is not a taxpaying entity. The Company’s income or loss is allocated to the members and included in their respective returns. As a result, the members make distributions to pay the portion of their income tax liability related to the Company.

Sane Solutions, LLC
Notes to Financial Statements
Years Ended December 31, 2004 and 2005
(dollars in thousands)
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Software development costs — Costs incurred in the research and development of software products are expensed as incurred until technological feasibility has been established at which time such costs are capitalized, subject to a net realization evaluation. Technological feasibility is established upon the completion of an integrated working model. Once a new product is ready for general release, costs are no longer capitalized. Costs incurred between completion of the working model and the point at which the product is ready for general release have not been significant. Accordingly, the Company has charged all such costs to research and development expense in the period in which they are incurred.
3. PROPERTY AND EQUIPMENT
Property and equipment consists of the following at December 31:

	Estimated
	Useful Life
	(In Years)	2004	2005
Software	3	$68	$78
Office equipment	5	214	246
Furniture and fixtures	5 - 10	35	49

		317	373

Less accumulated depreciation and amortization		(108)	(182)

		$209	$191

Depreciation expense for the years ended December 31, 2004 and 2005 was $50 and $74, respectively.
4. LINE OF CREDIT
The Company has a $110 line of credit which is payable on demand. The line of credit is secured by substantially all the assets of the Company. There was no balance outstanding at December 31, 2004 and 2005. The Company closed the line of credit effective January 10, 2006.
5. DUE TO FORMER MEMBER
In December 2002, the Company redeemed the interest of one of its members for $607. The member received $357 and a promissory note in the amount of $250. The note was payable in sixty monthly payments of $5 including interest at 8% per annum. In May 2005, the Company paid the remaining balance of $154.

Sane Solutions, LLC
Notes to Financial Statements
Years Ended December 31, 2004 and 2005
(dollars in thousands)
6. EMPLOYEE BENEFIT PLANS
The Company maintains a defined contribution retirement plan for its employees pursuant to section 401(k) of the Internal Revenue Code. The plan is available to all employees that satisfy the defined plan requirements. The Company matches 25% of employee contributions up to 12% of compensation. Employer contributions to the plan were $33 and $33 for the years ended December 31, 2004 and 2005, respectively.
7. COMMITMENTS AND CONTINGENCIES
Operating leases — The Company conducts its operations in leased office facilities under various operating leases, in most cases as a tenant-at-will. Total rent expense was $117 and $108 for the years ended December 31, 2004 and 2005, respectively. Future minimum lease payments under noncancelable operating leases are not significant.
Litigation — The Company periodically is a defendant in litigation arising in the normal course of business. On May 26, 2005, NetRatings, Inc. commenced litigation against the Company claiming infringement of U.S. Patent No. 6,108,637 and U.S. Patent No. 6,763,386. Net Ratings, Inc. claims that the Company is infringing the patents by virtue of (among other things) its manufacture, offering for sale and/or selling its NetTracker suite of products, which include the ability to monitor website usage via a technology called “page tagging.”
On February 3, 2006, the Company filed an answer to the amended complaint denying NetRatings’ claim of infringement, and filed additional defenses and counterclaimed against NetRatings, seeking a declaratory judgement that each of the patents-in-suit is invalid and not infringed. The Company is in the process of vigorously defending the matter. As it is too premature to determine the likely outcome of the case, no accrual for potential legal settlement has been recorded by the Company.
8. SUBSEQUENT EVENT
On March 22, 2006, Unica Corporation, a leading provider of enterprise marketing software, completed the purchase of the Company’s outstanding limited liability interests.
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